Exhibit 10.1

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of [●], 2022, by and among AeroClean Technologies, Inc., a Delaware corporation (“Parent”), Molekule, Inc., a Delaware corporation (the “Company”), and [●] (the “Shareholder”). Each of Parent, the Company and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, on October 3, 2022, Parent, Air King Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”) and the Company, entered into that certain Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Parent;

WHEREAS, at the Effective Time, each share of Company Common Stock will be converted automatically into the right to receive Parent Common Stock on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Section 4.2 of the Company’s Restated Certificate of Incorporation, dated as of May 19, 2022 (the “Charter”), provides for the mandatory conversion (the “Conversion”) of the Company Series 1 Preferred Stock into shares of Company Common Stock upon the vote or written consent of the Requisite Holders (as defined in the Charter), the Company Stockholders entering into Support Agreements in connection with the Merger constitute the Requisite Holders and, following receipt of the consent of the Requisite Holders and prior to the Effective Time, each share of Company Series 1 Preferred Stock shall be converted into one share of Company Common Stock;

WHEREAS, Section 6.1 of the Charter provides for the redemption of the Company Series 2 Preferred Stock upon the Conversion, and each share of Company Series 2 Preferred Stock shall be redeemed by the Company at a price per share equal to $0.0001 upon the Conversion;

WHEREAS, as of the date hereof, the Shareholder is the record and beneficial owner of the number and type of shares of Company Common Stock and Company Preferred Stock set forth on Schedule A hereto (together with (i) any other shares of capital stock of the Company that the Shareholder acquires record or beneficial ownership after the date hereof and (ii) any shares of capital stock of the Company with respect to which the Shareholder has or acquires voting power, collectively, the “Covered Company Shares”); and

WHEREAS, in consideration for the benefits to be received by the Shareholder under the terms of the Merger Agreement, the Shareholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.             Agreement to Vote.

(a)            Shareholder, solely in its capacity as a Company Stockholder, irrevocably and unconditionally agrees (until the termination of this Agreement in accordance with its terms), and agrees to cause any other holder of record of any of the Shareholder’s Covered Company Shares, to validly execute and deliver to the Company in respect of all of the Shareholder’s Covered Company Shares, on or as promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which (x) the Registration Statement is declared effective under the Securities Act and (y) the Company requests such delivery, a written consent in respect of all of the Shareholder’s Covered Company Shares approving the Merger, the Merger Agreement, the Transaction Agreements, the other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company to implement the foregoing. In addition, the Shareholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees (until the termination of this Agreement in accordance with its terms) that, at any other meeting of the Company Stockholders (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of Company Stockholders, such Shareholder shall, and shall cause any other holder of record of any of such Shareholder’s Covered Company Shares to:

(i)            when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Company Shares to be counted as present thereat for the purpose of establishing a quorum;

(ii)            vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Shareholder’s Covered Company Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Company Stockholder) in favor of the Merger, the Merger Agreement, the Transaction Agreements, the other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company to implement the foregoing;

(iii)           in any other circumstances upon which a vote, consent or other approval of the Company Stockholders is required under the Company Organizational Documents or otherwise sought, in each case, with respect to the Merger, the Merger Agreement, the Transaction Agreements or the other transactions contemplated by the Merger Agreement or the Transaction Agreements, vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Covered Company Shares held at such time in favor thereof; and

(iv)           vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly cause such consent to be granted with respect to), all of such Shareholder’s Covered Company Shares against (i) any transaction concerning any merger, consolidation, combination, sale or transfer of ownership interests and/or assets of the Company, recapitalization, dissolution, liquidation or winding up of or by the Company or similar transaction (other than the Merger); (ii) any proposal that would result in a material change in the business, management or the board of directors of the Company; and (iii) any proposal, action or agreement that would be reasonably expected to, in any manner, (A) impede, delay, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Transaction Agreements or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (C) change in any manner the voting rights of any outstanding class of capital stock of the Company or (D) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled.

(b)            The obligations of the Shareholder specified in this Section 1 shall apply whether or not the Merger, or any action described above, is recommended by the board of directors of the Company or the board of directors of the Company has previously recommended the Merger but changed such recommendation.

2.             Other Covenants and Agreements.

(a)            The Shareholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, with respect to each such agreement to which the Shareholder is a party (i) each of the agreements set forth on Schedule B hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination none of the Shareholder, the Company nor any of their respective Affiliates (including, from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, each of the Parties hereby agrees to promptly execute and deliver all additional agreements, documents and instruments and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b)            The Shareholder shall be bound by and subject to (i) Section 6.07 (Public Announcements) of the Merger Agreement and (ii) Section 6.06 (No Parent Common Stock Transactions) of the Merger Agreement to the same extent as such provision applies to the parties to the Merger Agreement, as if the Shareholder is directly party thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Shareholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 2(b), (y) the Shareholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties, and (z) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 2(b) (it being understood for the avoidance of doubt that the Shareholder shall remain responsible for any breach by it of this Section 2(b)).

(c)            The Shareholder acknowledges and agrees that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Parent and Merger Sub would not have entered into or agreed to consummate the transactions contemplated by the Merger Agreement.

(d)            The Shareholder hereby waives, and agrees not to exercise or assert, if applicable, and agrees to cause any record holder of its Covered Company Shares to waive and not to exercise or assert, if applicable, any rights of appraisal, including under Section 262 of the DGCL, or any other rights to dissent from the Merger that the Shareholder may have under applicable Law. The Shareholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action, derivative or otherwise, against the Company, Merger Sub, Parent or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing); or (b) to the fullest extent permitted under applicable Law, alleging a breach of any duty of the Board of Directors of the Company or Parent in connection with the Merger Agreement, this Agreement, the Transaction Agreements, or the transactions contemplated thereby or hereby.

(e)            The Shareholder consents to the Conversion, pursuant to which each share of Company Series 1 Preferred Stock shall be converted into one share of Company Common Stock.

(f)            The Shareholder consents to the redemption, immediately prior to the Closing, of each share of Company Series 2 Preferred Stock for nominal consideration.

3.             Shareholder Representations and Warranties. The Shareholder represents and warrants to Parent as follows:

(a)            The Shareholder is a limited liability company, limited partnership or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation or organization (as applicable).

(b)            The Shareholder has the requisite corporate, limited liability company, limited partnership or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by Parent), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other applicable Law affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)            No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)            None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time, or both) (i) result in any breach of any provision of the Shareholder’s organizational and governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any order or applicable Law to which the Shareholder or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Covered Company Shares, except, in the case of any of clause (ii) and clause (iii) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e)            The Shareholder is the record and beneficial owner of the Covered Company Shares and has valid, good and marketable title to the Covered Company Shares, free and clear of all Liens (other than transfer restrictions under applicable securities laws or the Company Stockholder Agreements or the restrictions contemplated by this Agreement). Except for the Covered Company Shares, the Shareholder does not own, beneficially or of record, any shares of capital stock of the Company. Except as otherwise expressly contemplated by the Company Organizational Documents or the Company Stockholder Agreements, the Shareholder does not have the right to acquire any shares of capital stock of the Company. The Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Covered Company Shares and, except for this Agreement, the Merger Agreement and the Company Stockholder Agreements, the Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer or cause to be Transferred any of the Covered Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Covered Company Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Company Shares. As used herein, the term “Company Stockholder Agreements” means those Contracts set forth on Schedule C.

(f)            There is no Legal Proceeding pending or, to the Shareholder’s knowledge, threatened against the Shareholder or any property or asset of the Shareholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)            The Shareholder, on its own behalf and on behalf of its representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent and Merger Sub and (ii) it has been furnished with or given access to such documents and information about the Parent and Merger Sub and their respective businesses and operations as it and its representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the other agreements related to the Transaction (“Transaction Agreements”) to which it is or will be a party and the transactions contemplated hereby and thereby.

(h)            In entering into this Agreement and the other Transaction Agreements to which it is or will be a party, the Shareholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Transaction Agreements to which it is or will be a party and no other representations or warranties of Parent or Merger Sub (including, for the avoidance of doubt, none of the representations or warranties of Parent or Merger Sub set forth in the Merger Agreement or any other Transaction agreement) or any other Person, either express or implied, and the Shareholder, on its own behalf and on behalf of its representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Transaction Agreements to which it is or will be a party, neither Parent, Merger Sub nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Transaction Agreements to which it is or will be a party or the transactions contemplated hereby or thereby.

4.            Transfer of Covered Company Shares. Except as expressly contemplated by the Merger Agreement or with the prior written consent of Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Shareholder agrees not to (a)  Transfer any of the Covered Company Shares (or any interest therein), (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer the Covered Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Covered Company Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clause (a) or clause (b). Any attempted Transfer by the Shareholder of its Covered Company Shares (or any interest therein) in violation of this Section 4 shall be null and void. Notwithstanding the foregoing, the Shareholder may Transfer its Covered Company Shares to its Affiliates with prior written notice to (but without the consent of) Parent, subject to any such Affiliate transferee signing a joinder hereto, in a manner acceptable in form and substance to Parent, (i) accepting such Covered Company Shares subject to the terms and conditions of this Agreement and (ii) agreeing to be bound by all provisions hereof to the same extent as the Shareholder or to any Person who is, prior to such Transfer, bound by the provisions hereof to the same extent as the Shareholder. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party upon the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the mutual agreement of the Parties hereto. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud.

6.            Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of the Covered Company Shares, and not in such Shareholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in such Shareholder’s capacity as a trustee or fiduciary of the Company, and (b) nothing herein will be construed to limit or affect any action or inaction by such Shareholder or any representative of such Shareholder serving as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7.            No Recourse. Except for claims pursuant to the Merger Agreement or any other Transaction Agreement by any party thereto against any other party thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against Parent or Merger Sub, and (b) none of the Company or Parent or Merger Sub shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8.            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof) if applicable, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)            If to Parent or Merger Sub, to:

AeroClean Technologies, Inc.

10455 Riverside Dr.

Palm Beach Gardens, Florida 33410

Attn: Ryan Tyler

E-mail: rtyler@aeroclean.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue; 31st Floor

New York, NY 10022

Attention: Valerie Ford Jacob; Paul K. Humphreys

Email: valerie.jacob@freshfields.com; paul.humphreys@freshfields.com

(b)            If to the Company, to:

Molekule, Inc.

1301 Folsom Street

San Francisco, CA 94103

Attn: Jonathan Harris

E-mail: jonathan.harris@molekule.com

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: Cynthia Hess; Ethan A. Skerry; Jeremy Delman

Email: chess@fenwick.com; eskerry@fenwick.com; jdelman@fenwick.com

(c)            If to Shareholder, to the address specified on the signature page hereto.

with a copy (which shall not constitute notice) to:

Attention:

Email:

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9.             Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10.            Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder and Parent. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder without Parent’s prior written consent (to be withheld or given in its sole discretion).

11.            Further Assurances. The Shareholder will, from time to time, (i) at the request of Parent take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things reasonably necessary, proper or advisable to carry out the intent and purposes of this Agreement and (ii) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the intent and purpose of this Agreement.

12.            Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

13.            Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

14.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

15.            Miscellaneous. Sections 9.01 (Survival), 9.06 (Governing Law), 9.07 (Waiver of Jury Trial), 9.09 (Counterparts) and 9.11 (Severability) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

AeroClean Technologies, Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

Molekule, Inc.

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

[Shareholder]

By:
Name:
Title:

Address:

Attn:
E-mail:

with a copy (which shall not constitute notice) to:

Attn:
E-mail:

[Signature Page to Support Agreement]

SCHEDULE A

Class/Series Securities	Number of Shares
Company Series 1 Preferred Stock	[●]
Company Series 2 Preferred Stock	[●]
Company Common Stock	[●]

[Schedule A to Stockholder Support Agreement]

SCHEDULE B

Terminated Agreements

Amended & Restated Investors’ Rights Agreement, dated May 19, 2022, by and between the Company and certain of its investors.

Amended & Restated Right of First Refusal and Co-Sale Agreement, dated May 19, 2022, by and between the Company and certain of its investors.

Amended & Restated Voting Agreement, dated May 19, 2022, by and between the Company and certain of its investors.

[Schedule B to Support Agreement]

SCHEDULE C

Company Stockholder Agreements

Amended & Restated Investors’ Rights Agreement, dated May 19, 2022, by and between the Company and certain of its investors.

Amended & Restated Right of First Refusal and Co-Sale Agreement, dated May 19, 2022, by and between the Company and certain of its investors.

Amended & Restated Voting Agreement, dated May 19, 2022, by and between the Company and certain of its investors.